UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 7, 2012

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

This refers to our Form 8-K filed on December 11, 2011 whereby we had informed that Patni Computer Systems Limited (the “Company”) was seeking the consent of its public shareholders to a delisting proposal received from Pan-Asia iGATE Solutions and iGATE Global Solutions Limited, a part of the Promoter Group of the Company, to voluntarily delist the equity shares of the Company from the National Stock Exchange of India Limited and the Bombay Stock Exchange Limited where the equity shares of the Company are presently listed and the American Depository Shares (“ADSs”) of the Company from the New York Stock Exchange (“NYSE”), where the ADSs of the Company are presently listed, by way of postal ballot pursuant to the provisions of Section 192A (2) of the Companies Act, 1956 read with the Companies (Passing of the Resolutions by Postal Ballot) Rules, 2011. The Postal Ballot Notice along with the Postal Ballot forms were dispatched to the public shareholders of the Company. The public shareholders were requested to return the Postal Ballot forms duly completed and signed along with the assent (for) or dissent (against), so as to reach the Scrutinzer before the close of working hours (1700 hours IST) on or before January 6, 2012.

The Scrutinizer, Mr. Vijayakrishna KT, a practicing Company Secretary, has carried out the scrutiny of all the Postal Ballot forms and has submitted his report dated January 7, 2012 to the Company Secretary of the Company. After receiving the Scrutinizer’s Report, it is hereby announced that the Special Resolution contained in the Postal Ballot Notice dated December 5, 2011 was duly passed by the requisite majority as required under Section 189(2) of the Companies Act, 1956, Regulation 8(1) (b) of the Securities and Exchange Board of India (Delisting of Equity Shares) Regulations, 2009 (“Delisting Regulations”) as well as the applicable rules of the NYSE and the U.S. Securities and Exchange Commission and the U. S. Securities Exchange Act of 1934, all as amended from time to time. The results of the Postal Ballot conducted as per the report of the Scrutinizer are as follows:

A) Certain Ballot Forms were rejected on technical grounds as follows:

Sr.	Particulars	No. of Postal Ballot Forms	No. of Shares involved
I.	Mismatch of signatures with specimen signature	16	907
II.	Signature not affixed	2	176
III.	Not exercising the vote/ Exercising equally all votes — Assent and Dissent	9	611
IV.	No. of Shares mentioned more than the actual shareholding	5	157
V.	Name and other details not mentioned / Resolution or PoA not enclosed	2	1,350

	Total	34	3,201

B) The analysis of the scrutiny of the Postal Ballot is summarized below:

Sr.	Particulars	No. of Postal Ballot Forms	No. of Shares	Percentage of Shares
a	Ballot Forms Received	1,535	12,83,80,461	—
b	Less: Invalid / Rejected Forms	34	3,201	—
c	Net valid forms	1,501	12,64,89,439	100.00
d	Ballot Forms with assent for the Resolution*	970	12,64,23,186	99.95
e	Postal Ballot Forms with dissent for the Resolution*	536	66,253	0.05

Note:	1.	Five Shareholders have not cast all their votes in the same way.

	2.	Four shareholders out of their overall holdings have not cast votes in respect of 18,87,821 shares.

Based on above analysis, the said Special Resolution may be considered as passed with requisite majority under section 189(2) of the Companies Act, 1956.

C) Summary of the Postal Ballot Forms as per Regulation 8(1)(b) of the SEBI (Delisting of Equity Shares) Regulations, 2009, excluding Promoters’ Votes:

Sr.	Particulars	No. of Postal Ballot Forms	No. of Shares	% of Shares of the Net valid forms
a	Promoters’ Ballot forms with assent	2	8,99,28,848
b	Public Forms*	1,497	1,12,66,808	100.00
c	Public Forms with assent for the resolution	966	1,12,22,037	99.60
d	Public forms with dissent for the resolution	535	44,771	0.40

*	After considering 2,71,81,514 votes held by the Depositories as other than “Public Shareholders”.

As per above, the said Special Resolution may be considered as passed with requisite majority pursuant to the Regulation 8 (1)(b) of the Securities and Exchange Board of India (Delisting of Equity Shares) Regulations, 2009.

RESULT:

The Special Resolution contained in the Postal Ballot Notice dated 5th December, 2011 was duly passed with the requisite majority as required under section 189(2) of the Companies Act, 1956 and the Regulation 8 (1)(b) of the Securities and Exchange Board of India (Delisting of Equity Shares) Regulations, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

January 10, 2012